SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  November 13, 2000

                             TeleCorp Wireless, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   000-27901                 54-1872248
           --------                   ---------                 ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


                         1010 N. Glebe Road, Suite 800
                               Arlington, VA 22201
                               -------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (703) 236-1100

                               TeleCorp PCS, Inc.
                               ------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.     OTHER EVENTS

      Effective 4:02 p.m., November 13, 2000, pursuant to the Agreement and
Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended, among TeleCorp PCS, Inc. ("TeleCorp"), Tritel, Inc. ("Tritel") and AT&T Wireless Services, Inc. (the "Merger Agreement"), TeleCorp was merged with TTHC First Merger Sub, Inc. ("First Merger Sub") and Tritel was merged with TTHC Second Merger Sub, Inc. ("Second Merger Sub") (the "Mergers"). Each of First Merger Sub and Second Merger Sub were wholly owned subsidiaries of TeleCorp-Tritel Holding Company ("Holding Company"). TeleCorp and Tritel were the surviving entities of the Mergers. Immediately following the Mergers, TeleCorp PCS, Inc. was renamed TeleCorp Wireless, Inc. and TeleCorp-Tritel Holding Company was renamed TeleCorp PCS, Inc. A copy of Holding Company's press release announcing the effectiveness of the Mergers is filed herewith as Exhibit
99.1 and is incorporated herein by reference.

     At the time of the Mergers:

     o each share of TeleCorp Class A Voting Common Stock, Class C Common Stock, Class D Common Stock and Voting Preference Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Class A Voting Common Stock, Class C Common Stock, Class D Common Stock and Voting Preference Common Stock, respectively;

     o each share of TeleCorp Class B Non-Voting Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Class A Voting Common Stock;

     o each share of TeleCorp Series A Convertible Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one fully paid and non-assessable share of Holding Company Series A Convertible Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively;

     o each share of Tritel Class A Voting Common Stock and Class B Non-Voting Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for 0.76 of one share of Holding Company Class A Voting Common Stock and cash in lieu of any fractional shares;

     o each share of Tritel Class C Common Stock and Class D Common Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for 0.0076 of one share of Holding Company Class E Common Stock and Class F Common Stock, respectively, and 0.7524 of one share of Holding Company Class A Voting Common Stock and cash in lieu of any fractional shares;


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     o    the Tritel Voting Preference Common Stock owned by E.B. Martin, Jr.
          was converted into and became exchangeable for the right to receive an aggregate amount of $10 million, which amount was paid to Mr. Martin by Tritel;

     o the Tritel Voting Preference Common Stock owned by William M. Mounger, II was converted into three shares of Holding Company Voting Preference Common Stock;

     o each share of Tritel series A Convertible Preferred Stock and Series D Convertible Preferred Stock issued and outstanding immediately prior to the Mergers was converted automatically into and became exchangeable for one share of Holding Company Series B Preferred Stock and Series G Preferred Stock, respectively; and

     o each share of TeleCorp stock and Tritel stock held in the treasury of TeleCorp and Tritel, respectively, was canceled and extinguished without any conversion thereof and no consideration was paid in exchange therefor.

      Additionally, on November 13, 2000, the transactions contemplated by that certain Asset Exchange Agreement, dated as of February 28, 2000, among AT&T Wireless PCS, LLC, TeleCorp, TeleCorp PCS, LLC, TeleCorp Holding Corp, Inc., TeleCorp Communications, Inc., TeleCorp Equipment Leasing, L.P. and TeleCorp Realty, LLC were consummated.

      Reference is made to the TeleCorp Wireless, Inc. (f/k/a TeleCorp PCS, Inc.) registration statement on Form S-4, as amended (file no. 333-43596) for additional information about the transactions described above.


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

     (c)        Exhibits

                Exhibit 2.1 Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended, among TeleCorp PCS, Inc., Tritel, Inc. and AT&T Wireless Services, Inc. (incorporated by reference to Annex A, Annex B and Annex C of the joint proxy statement/prospectus forming a part of the TeleCorp PCS, Inc. registration statement on Form S-4 (file no. 333-36954)).

                Exhibit 99.1 Press Release of TeleCorp PCS, Inc. dated November 13, 2000.


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                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TELECORP WIRELESS, INC.

      Date: November 13, 2000

                                                By:   /s/ Thomas H. Sullivan
                                                      ----------------------
                                                      Thomas H. Sullivan
                                                      President, Treasurer
                                                      and Secretary



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                                   EXHIBIT INDEX

      EXHIBIT           DESCRIPTION

      Exhibit 2.1 Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, as amended, among TeleCorp PCS, Inc., Tritel, Inc. and AT&T Wireless Services, Inc. (incorporated by reference to Annex A, Annex B and Annex C of the joint proxy statement/prospectus forming a part of the TeleCorp PCS, Inc. registration statement on Form S-4 (file no. 333-36954)).

      Exhibit 99.1      Press Release of TeleCorp PCS, Inc. dated
                        November 13, 2000.